Exhibit 99.1

News For Immediate Release

Memorial Resource Development Corp. Announces Second Quarter 2016 Results

HOUSTON, July 28, 2016 – Memorial Resource Development Corp. (Nasdaq: MRD) announced today its operating and financial results for the three months ended June 30, 2016. Highlights from the quarter include:

●	Increased average daily production 68% to 451 MMcfe/d for the second quarter 2016 compared to 268 MMcfe/d for the second quarter 2015

●

Entered into an Agreement and Plan of Merger (the “Merger Agreement”) on May 15, 2016 with Range Resources Corporation (“Range”) and Medina Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Range, pursuant to which Range will acquire MRD in exchange for shares of Range common stock

●	Closed the divestiture of Memorial Production Partners GP LLC (“MEMP GP”), the general partner of MEMP, to Memorial Production Partners LP (Nasdaq: MEMP) on June 1, 2016

¡	MRD has no ownership interest in MEMP’s outstanding common units, incentive distribution rights (“IDRs”) or general partner interest

Second Quarter 2016 Results

Net production increased 68% year-over-year to 451 MMcfe/d for the second quarter 2016 compared to 268 MMcfe/d for the second quarter 2015. Second quarter 2016 net production consisted of 345 MMcf/d of natural gas (77%), 13.7 MBbls/d of natural gas liquids (“NGLs”) (18%) and 3.9 MBbls/d of crude oil (5%).

Total revenues for the second quarter 2016 were $99.0 million compared to $78.6 million for the second quarter 2015. Total revenues were higher primarily due to increased production, which were partially offset by lower commodity prices. Production increased 16.6 Bcfe (approximately 68%) primarily due to drilling activities in North Louisiana. The average realized sales price decreased $0.82 per Mcfe (approximately 25%) due to lower commodity prices. The volume and pricing variance contributed to an approximate $53.7 million increase which was partially offset by a $33.3 million decrease in revenues. Total revenues do not include the impact of realized hedges.

Average realized prices for the quarter ending June 30, 2016 and 2015, before the effect of commodity derivatives and other financial instruments, are presented below:

	Q2’16	Q2’15	Percent Change
Natural gas (per Mcf)	$1.96	$2.59	(24)%
NGL (per Bbl)	$18.18	$20.99	(13)%
Oil (per Bbl)	$42.08	$53.18	(21)%

Total (per Mcfe)	$2.41	$3.23	(25)%

Average realized prices for the quarter ending June 30, 2016 and 2015, after the effect of commodity derivatives and other financial instruments, are presented below:

	Q2’16	Q2’15	Percent Change
Natural gas (per Mcf)	$3.22	$3.86	(17)%
NGL (per Bbl)	$33.16	$32.60	2%
Oil (per Bbl)	$74.60	$73.00	2%

Total (per Mcfe)	$4.12	$4.77	(14)%

Lease operating expense (“LOE”) for the second quarter 2016 was $8.2 million, or $0.20 per Mcfe, compared to $3.9 million, or $0.16 per Mcfe, for the second quarter 2015. The increase in LOE on a per unit basis is largely attributable to increased workover expenses and saltwater disposal costs associated with the significant new completion activity during the first quarter 2016.

Gathering, processing and transportation (“GP&T”) expense for the second quarter 2016 was $36.8 million, or $0.90 per Mcfe, versus $18.1 million, or $0.74 per Mcfe, in the second quarter 2015. The per unit increase was largely due to other fees associated with securing long-term access to high-efficiency cryogenic facilities. MRD now has the option to adjust ethane recovery to continuously optimize its barrel composition maximizing the value of its NGL stream.

Taxes other than income were $3.0 million for the second quarter 2016, or $0.07 per Mcfe, compared to $3.1 million, or $0.13 per Mcfe, for the second quarter 2015. Second quarter 2016 taxes other than income decreased on a per unit basis compared to second quarter 2015 due to a higher percentage of production receiving tax exemptions related to horizontal drilling.

General and administrative (“G&A”) expense for the second quarter 2016 was $24.0 million, or $0.59 per Mcfe, compared to $10.3 million, or $0.42 per Mcfe, for the second quarter 2015. Non-cash, stock-based compensation for the quarter was $10.5 million, or $0.26 per Mcfe. Notably, $7.3 million, or $0.18 per Mcfe, of MRD’s total non-cash, stock-based compensation during the quarter was accelerated and associated with the closing of the divestiture of MEMP GP. Transaction related costs which included expenses associated with the divestiture of MEMP GP and the proposed merger with Range were $6.2 million, or $0.15 per Mcfe. Excluding non-cash, stock-based compensation and transaction related costs, G&A expense for the second quarter 2016 was $7.3 million, or $0.18 per Mcfe.

Incentive unit compensation expense of $74.3 million and $16.1 million for the second quarter 2016 and 2015, respectively, was recognized and offset by a deemed capital contribution from MRD Holdco LLC, a holding company that, together with a group, owns a majority of MRD’s common stock.

Depreciation, depletion, and amortization expense for the second quarter 2016 was $65.6 million compared to $35.8 million for the second quarter 2015. The increase was primarily due to an increase in production volumes.

MRD recognized net losses on commodity derivative instruments of $90.6 million during the second quarter 2016, which consisted of $61.8 million of cash settlement receipts and offset by a $152.4 million decrease in the fair value of open hedge positions. Net losses on commodity derivative instruments of $30.5 million were recognized during the second quarter 2015, consisting of $37.5 million of cash settlement receipts and a $68.0 million decrease in the fair value of open hedge positions.

Net interest expense during the second quarter 2016 was $12.8 million, including amortization of deferred financing fees of approximately $0.8 million. This compares to net interest expense during the second quarter 2015 of $9.6 million, including amortization of deferred financing fees of approximately $0.7 million.

MRD recorded a net loss from continuing operations of $195.8 million during the second quarter 2016 compared to a net loss from continuing operations of $26.6 million during the previous year period.

MRD increased Adjusted EBITDA(1) 37% to $113.5 million for the second quarter 2016 compared to $82.8 million for the second quarter 2015.

MRD reported Adjusted Net Income(1) for the second quarter 2016 of $21.3 million compared to $17.3 million for the second quarter 2015.

D&C capital expenditures, excluding leasehold and including facilities and capital workovers, were approximately $70.7 million in the second quarter 2016 and compares to $156.5 million in the first quarter 2016.

Operational Update

During the second quarter 2016, MRD brought online 3 gross horizontal wells targeting the Lower Red interval. Year-to-date, MRD has completed drilling the vertical “pilot hole” portion of two expansion acreage wells and has spud its third expansion well. For reservoir evaluation purposes, MRD drilled these wells vertically through the full Lower Cotton Valley section, ran extensive open hole log suites and recovered sidewall cores for petrophysical analysis. These wells have been constructed such that they can readily be re-entered for the drilling of their horizontal lateral sections. MRD expects production results from these wells by the end of the year.

Financial Update

Total debt outstanding as of June 30, 2016 was approximately $1.1 billion, including $514.0 million of debt outstanding under MRD’s revolving credit facility and $600.0 million of senior notes due 2022. As of June 30, 2016, MRD’s liquidity consisted of $486.0 million of availability under its revolving credit facility. MRD’s net debt to annualized second quarter 2016 Adjusted EBITDA ratio was 2.5 times at quarter-end 2016. MRD expects the available borrowings under its revolving credit facility to provide sufficient liquidity to finance anticipated working capital and capital expenditure requirements.

On June 1, 2016, MRD closed the previously announced divestiture of Memorial Production Partners GP LLC (“MEMP GP”), the general partner of MEMP, to Memorial Production Partners LP (Nasdaq: MEMP). MEMP GP is the general partner of MEMP and held the general partner interest and 50% of the IDRs of MEMP. MRD has no ownership interest in MEMP’s outstanding common units, IDRs or general partner interest. MRD is now fully separated from MEMP subject to a transition services agreement to manage certain post-closing separation expenses and transition services.

Hedging Update

MRD utilizes its hedging program to mitigate financial risks and the effects of commodity price volatility. Total hedged production in the second quarter of 2016 was 34.0 Bcfe, or 82.9% of second quarter production of 41.0 Bcfe, which settled at an average hedge price of $4.88 per Mcfe. As of June 30, 2016, MRD has hedged approximately 100% of its expected remaining 2016 production (using MRD’s updated 2016 guidance range announced on May 10, 2016). As of June 30, 2016, the mark-to-market value of MRD’s hedge book was approximately $162.4 million.

The following table reflects MRD’s hedged volumes and corresponding weighted-average price, as of July 28, 2016.

	Remaining 2016	2017
Natural Gas Hedge Contracts:
Total natural gas volumes hedged (MMBtu)	64,920,000	98,040,000
Total weighted-average price(1)	$3.76	$3.78

Crude Oil Hedge Contracts:
Total crude oil volumes hedged (Bbl)	516,264	336,000
Total weighted-average price(1)	$93.57	$84.70

Natural Gas Liquids Hedge Contracts:
Total natural gas liquids volumes hedged (Bbl)	2,867,601	–
Total weighted-average price(1)	$40.27	–

Total Hedge Contracts:
Total hedged production (MMBtue)	85,223,188	100,056,000
Total weighted-average price(1)	$4.79	$3.99
Percent of expected production hedged(2)	~100%

Note: 2016 hedge volumes represent the period July – December 2016

(1)	Utilizing the mid-point for collars

(2)	Using the mid-point of MRD’s 2016 guidance ranges

For more detailed information about MRD’s hedging program as of July 28, 2016, please see the “Commodity Hedging Overview” presentation on MRD’s website, www.memorialrd.com, under the Investor Relations section.

Proposed Merger with Range Resources Corporation

On May 15, 2016, MRD, Range and Merger Sub entered into the Merger Agreement pursuant to which Range will acquire MRD in exchange for shares of Range common stock. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into MRD, with MRD continuing as the surviving entity and a wholly owned subsidiary of Range. Under the terms of the Merger Agreement, each issued and outstanding share of MRD common stock will be converted into the right to receive 0.375 of a share of Range common stock. Following the approval by MRD shareholders and Range stockholders and certain closing conditions, the merger is expected to close during the third quarter 2016.

Additional Information

MRD will not host an earnings conference call. MRD’s financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which will be filed with the U.S. Securities and Exchange Commission (“SEC”) on July 28, 2016.

(1) Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. Please see the reconciliation to the most comparable measures calculated in accordance with GAAP in the “Use of Non-GAAP Financial Measures” section of this press release.

About Memorial Resource Development Corp.

Memorial Resource Development Corp. is an independent natural gas and oil company engaged in the acquisition, exploration and development of natural gas and oil properties in North Louisiana. For more information, please visit our website at www.memorialrd.com.

Important Information for Investors and Shareholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between Range Resources Corporation “Range” and MRD.

In connection with the proposed transaction, Range has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (333-211994) on June 13, 2016, as amended by Amendment No. 1 thereto as filed with the SEC on July 14, 2016, that includes a joint proxy statement of Range and MRD and also constitutes a prospectus of Range. Each of Range and MRD also plan to file other relevant documents with the SEC regarding the proposed transactions. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. The definitive joint proxy statement/prospectus(es) for Range and/or MRD will be mailed to shareholders of Range and/or MRD, as applicable.

INVESTORS AND SECURITY HOLDERS OF RANGE AND MRD ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT(S), PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Range and MRD, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Range will be available free of charge on Range’s internet website at http://www.rangeresources.com or by contacting Range’s Investor Relations Department by email at lsando@rangeresources.com, damend@rangeresources.com, mfreeman@rangeresources.com, or by phone at 817-869-4267. Copies of the documents filed with the SEC by MRD will be available free of charge on MRD’s internet website at http://www.memorialrd.com or by phone at 713-588-8339.

Range, MRD and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of MRD is set forth in MRD’s proxy statement for its 2016 annual meeting of shareholders, which was filed with the SEC on April 1, 2016. Information about the directors and executive officers of Range is set forth in its proxy statement for its 2016 annual meeting of shareholders, which was filed with the SEC on April 8, 2016. These documents can be obtained free of charge from the sources indicated above.

Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Range or MRD using the sources indicated above.

Cautionary Statement Concerning Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “will,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond MRD’s control. All statements, other than historical facts included in this press release, that address activities, events or developments that MRD expects or anticipates will or may occur in the future, including such things as MRD’s future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of MRD’s business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Although MRD believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

MRD cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond MRD’s control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to: commodity price volatility; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital; and the timing of development expenditures. Information concerning these and other factors can be found in MRD’s filings with the SEC, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by MRD will be realized, or even if realized, that they will have the expected consequences to or effects on MRD, its business or operations. MRD has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of Adjusted EBITDA and Adjusted Net Income. The accompanying schedules provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. MRD’s non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. MRD’s non-GAAP financial measures may not be comparable to similarly-titled measures of other companies because they may not calculate such measures in the same manner as MRD does.

Memorial Resource Development Corp.

Operating Data

	For the Three Months Ended June 30,
	2016	2015
Production volumes:

Oil Sales (MBbls)	353	315

NGL Sales (MBbls)	1,250	669

Natural Gas Sales (MMcf)	31,377	18,469

Total (MMcfe)	40,995	24,373

Total (MMcfe/d)	450.5	267.8

Average unit costs per Mcfe:

Lease operating expense	$ 0.20	$ 0.16

Gathering, processing and transportation	$ 0.90	$ 0.74

Taxes other than income	$ 0.07	$ 0.13

General and administrative expenses	$ 0.59	$ 0.42

Cash settlements received (paid) on expired commodity hedges	$ 1.71	$ 1.54

Memorial Resource Development Corp.

Statements of Operations

	For the Three Months Ended June 30,
(Amounts in $000s)	2016	2015

Revenues:
Oil & natural gas sales	$ 98,986	$ 78,605

Costs and Expenses:
Lease operating	8,189	3,854
Gathering, processing & transportation	23,353	14,289
Gathering, processing & transportation - affiliate	13,456	3,813
Exploration	4,612	2,230
Taxes other than income	2,991	3,140
Depreciation, depletion and amortization	65,558	35,827
General and administrative	24,021	10,323
Incentive unit compensation expense	74,329	16,116
Accretion of asset retirement obligations	156	93
Loss on commodity derivatives instruments	90,617	30,463
Loss on sale of properties	-	50

Total costs and expenses	307,282	120,198

Operating income (loss)	(208,296)	(41,593)

Other Income (Expense):
Interest expense, net	(12,767)	(9,613)
Other, net	(112)	(52)

Total other income (expense)	(12,879)	(9,665)

Income tax benefit (expense)	(221,175)	(51,258)

Income tax benefit (expense)	25,342	24,644

Net income (loss) from continuing operations	$ (195,833)	$ (26,614)

Discontinued Operations:
Income (loss) before income taxes	(122,425)	(112,983)
Income tax benefit (expense)	-	(876)

Net income (loss) from discontinued operations	(122,425)	(113,859)

Net income (loss)	(318,258)	(140,473)
Net income (loss) attributable to noncontrolling interest	(122,297)	(113,771)

Net income (loss) attributable to MRD	(195,961)	(26,702)
Net (income) loss from discontinued operations	128	88

Net income (loss) from continuing operations available to common stockholders	$ (195,833)	$ (26,614)

Memorial Resource Development Corp.

Calculation of Adjusted EBITDA

We evaluate performance based on Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss) from continuing operations , plus interest expense; debt extinguishment costs; income tax expense; depreciation, depletion and amortization; impairment of long-lived properties; accretion of asset retirement obligations; losses on commodity derivative contracts and cash settlements received; cash settlements on other financial instruments; losses on sale of properties; stock-based compensation; incentive-based compensation expenses; exploration costs; equity loss from MEMP; cash distributions from MEMP; transaction related costs; and other non-routine items, less interest income; income tax benefit; gains on commodity derivative contracts and cash settlements paid; equity income from MEMP; gains on sale of assets and other non-routine items.

	For the Three Months Ended June 30,
(Amounts in $000s)	2016	2015

Net income (loss) from continuing operations	$(195,833)	$(26,614)

Add (Deduct):

Interest expense, net	12,767	9,613
Income tax benefit	(25,342)	(24,644)
Depreciation, depletion and amortization	65,558	35,827
Accretion of asset retirement obligations	156	93
Loss on commodity derivatives instruments	90,617	30,463
Cash settlements received (paid) on expired commodity derivatives and other financial instruments	69,911	37,539
Transaction related costs	6,179	126
Stock-based compensation (LTIPs)	10,521	1,957
Incentive unit compensation expense	74,329	16,116
Loss on sale of properties	-	50
Exploration costs	4,612	2,230
Cash distributions from MEMP	-	75

Adjusted EBITDA	$113,475	$82,831

Memorial Resource Development Corp.

Calculation of Adjusted Net Income from Continuing Operations

Adjusted Net Income from Continuing Operations is a supplemental non-GAAP financial measure that is used by external users of MRD’s financial statements. We define Adjusted Net Income as net income from continuing operations excluding the impact of certain items including gains or losses on commodity derivative instruments not yet settled, cash settlements on other financial instruments, gains or losses on sales of properties, debt extinguishment costs, equity income in MEMP, stock-based compensation and incentive-unit compensation expense. We believe Adjusted Net Income from Continuing Operations is useful to investors because it provides readers with a more meaningful measure of our profitability before recording certain items for which the timing or amount cannot be reasonably determined. However, this measure is provided in addition to, not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP. The following table provides a reconciliation of net income (loss) from continuing operations as determined in accordance with GAAP to adjusted net income from continuing operations for the periods indicated:

	For the Three Months Ended June 30,
(Amounts in $000s)	2016	2015

Net income (loss) from continuing operations	$(195,833)	$(26,614)

Add (Deduct):
Loss on commodity derivatives instruments	90,617	30,463
Cash settlements received (paid) on expired commodity derivatives and other financial instruments	69,911	37,539
Loss on sale of properties	-	50
Stock-based compensation (LTIPs)	10,521	1,957
Incentive-based compensation expenses	74,329	16,116

Adjusted net income from continuing operations before tax effect	49,545	59,511
Tax effect related to adjustments	(28,218)	(42,201)

Adjusted Net Income from Continuing Operations	$21,327	$17,310

Memorial Resource Development Corp.

Commodity Hedge Positions

At June 30, 2016, MRD had the following open commodity positions (excluding embedded derivatives):

	Remaining 2016	2017
Natural Gas Derivative Contracts:
Fixed price swap contracts:
Average Monthly Volume (MMBtu)	3,120,000	1,770,000
Weighted-average fixed price	$4.06	$4.24

Collar contracts:
Average Monthly Volume (MMBtu)	1,000,000	1,050,000
Weighted-average floor price	$4.00	$4.00
Weighted-average ceiling price	$4.71	$5.06

Purchased put option contracts:
Average Monthly Volume (MMBtu)	6,700,000	5,350,000
Weighted-average strike price	$3.54	$3.48
Weighted-average deferred premium	$(0.34)	$(0.32)

TGT Z1 basis swaps:
Average Monthly Volume (MMBtu)	1,120,000	200,000
Spread - Henry Hub	$(0.10)	$(0.08)

Crude Oil Derivative Contracts:
Fixed price swap contracts:
Average Monthly Volume (Bbls)	32,833	28,000
Weighted-average fixed price	$83.91	$84.70

Collar contracts:
Average Monthly Volume (Bbls)	26,600	—
Weighted-average floor price	$80.00	$—
Weighted-average ceiling price	$99.70	$—

NGL Derivative Contracts:
Fixed price swap contracts:
Average Monthly Volume (Bbls)	366,758	—
Weighted-average fixed price	$39.93	$—

At June 30, 2016, MRD had the following open embedded derivative positions:

Remaining 2016
Oil Hybrid Contracts:
Fixed price swap contracts:
Average Monthly Volume (Bbls)	27,211
Weighted-average fixed price	$46.50
Initial net investment price	62.29

Total contract swap price	$108.79

NGL Hybrid Contracts:
Fixed price swap contracts:
Average Monthly Volume (Bbls)	111,175
Weighted-average fixed price	$15.77
Initial net investment price	25.61

Total contract swap price	$41.38

Contact:

Memorial Resource Development Corp.

Hays Mabry – Senior Manager, Investor Relations

(713) 588-8339

ir@memorialrd.com